CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Asante Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73454) of Asante Technologies, Inc. of our report dated November 4, 1999, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 4, 1999, relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

San Jose, California
December 31, 1999